EXHIBIT 10.29

DATAWATCH CORPORATION

Restricted Stock Unit Agreement for Directors and Executives

Datawatch Corporation, a Delaware corporation (the “Company”), hereby grants as of the award date below (“Award Date”) to the director or executive named below (the “Participant”), and the Participant hereby accepts, an award (“Award”) of Restricted Stock Units (“RSU”) that will vest as described in the Vesting Schedule below, such Award to be subject to the terms and conditions specified in the attached Exhibit A.

Participant Name:        ___________________________________

Award Date:                ___________________________________

Number of RSUs:        ___________________________________

Vesting Schedule:

Vesting Date                                                                  Number of RSUs

[FORM NOTE:  Add the following for those executives receiving grants with an additional market price trigger:]  [In addition to the foregoing vesting period, as a further condition to the vesting of any RSU hereunder, the price at which the Common Stock of the Company trades on a national stock exchange must exceed $10.00 per share for a period of twenty consecutive trading days on or prior [Award Date], 2016.]

By signing this Agreement, the Participant acknowledges receipt of a copy of this Agreement and a copy of the 2011 Equity Compensation and Incentive Plan and the Prospectus related thereto.

This Agreement will be effective only upon execution by the Participant and delivery of such signed Agreement to the Company.

IN WITNESS WHEREOF, the Company and the Participant have caused this instrument to be executed as of the Award Date set forth above.

___________________________	DATAWATCH CORPORATION
(Participant Signature)

___________________________
(Street Address)	By:__________________________________
Name:
___________________________ (City/State/Zip Code)	Title:

Exhibit A

Restricted Stock Unit Agreement for Directors and Executives
Terms and Conditions

1. Award.  The Participant is hereby granted an Award of RSUs, effective as of the date set forth on the cover page attached hereto (the “Award Date”), subject to the terms and conditions set forth herein (collectively with the cover page, the “Agreement”), and subject to and governed by the Company’s 2011 Equity Compensation and Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan.

2. Vesting.  Except as set forth in Section 6 herein, the RSUs will remain restricted and may not be sold, assigned, exchanged, pledged or otherwise transferred by the Participant until the RSUs have become vested pursuant to the terms of this Agreement.  If the Participant has continued to serve the Company in the capacity of a director, or has continued to be an employee of the Company, then the RSUs will vest as provided on the cover page hereto. Each date on which a portion of the Award vests shall be referred to herein as a “Vesting Date.” Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this RSU becomes vested.

3. Acceleration of Vesting Upon Change of Control.  Notwithstanding Section 2 hereof, in the event of a Change in Control (as defined below) of the Company while this RSU is in effect, this RSU shall, immediately prior to the consummation of such Change in Control, become fully vested and all shares subject to this RSU shall be delivered to the Participant.  For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

(b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the Voting Stock of the Company;

(d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors of the Company at the beginning of any such period;

provided, however, that a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

4. Distribution of the Award; Dividend Equivalents.  As soon as reasonably practicable following each Vesting Date (but in no event later than 60 days following the Vesting Date), the Company will release the portion of the Award that has become vested as of such Vesting Date in the form of shares of the Company’s Common Stock.  The Company shall provide the Participant with at least seven (7) days written notice prior to the Vesting Date; such notice to specify the amount that the Participant is required to pay to satisfy any applicable withholding Taxes (as hereinafter below). The Participant may deposit with the Company an amount of cash equal to the amount determined by the Company, to be required with respect to any withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the award or settlement of the restricted stock units (the “Taxes”).  Alternatively, if the Company does not receive such amount from the Participant at least two (2) days prior to the Vesting Date, the Company will withhold a number of shares (rounded up to the nearest whole share) of the Company’s Common Stock with a market value determined as of the close of business on the Vesting Date) equal to the amount of such Taxes associated with the vesting or settlement of the Award.

The Participant shall have the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award as provided in this paragraph.  Upon each Vesting Date, Participant shall be entitled to receive a dividend equivalent payment in respect of the shares of Common Stock covered by the Award that are not vested on the record date for each dividend payment, if any, made by the Company on its Common Stock for which the record date occurred (i) on or after the Award Date or the immediately preceding Vesting Date, as the case may be, and (ii) prior to the applicable Vesting Date, in an amount in cash equal to the amount of any dividend which otherwise would have been paid to the Participant if such unvested shares had been issued for the benefit of the Participant on the record dates for such dividend payments, subject to any applicable withholding for Taxes.  Such dividend equivalent payments may be settled by the Company subject to such other conditions or terms that the Committee may establish. Except for dividend equivalent payments, the Participant shall have no rights as a stockholder, including voting rights, with respect to the RSUs.

5. Termination of Relationship with the Company.  If the Participant ceases to be a director of the Company, or the Participant ceases to be an employee of the Company, as the case may be, for any reason, any portion of the Award that has not become vested on or prior to the date of such cessation shall immediately be forfeited.

6. Award Not Transferable.  The Award will not be assignable or transferable by the Participant, except by operation of law, or by will or the laws of descent and distribution.

7. Transferability of Award Shares.  Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the shares of Common Stock represented by the RSUs will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act.  Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom.  The Company reserves the right to place restrictions required by law on any shares of the Company’s Common Stock received by the Participant pursuant to the Award.

8. Conformity with the Plan.  The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Participant’s acceptance of this Agreement, the Participant agrees to be bound by all of the terms of this Agreement and the Plan.  Notwithstanding any other provision of this Section 8, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

9. No Rights to Continued Board Service or Employment.  Nothing in this Agreement confers any right on the Participant to continue as a director of the Company, or confers any right on the Participant to continue employment at the Company or affects in any way the right of any of the Company to terminate any such relationship of the Participant to the Company.  Participation in the Plan shall not form an employment contract or relationship with the Company or any Subsidiary, create a right to further employment with the Company or any Subsidiary, or interfere with the ability of the Company or any Subsidiary to terminate the Participant’s employment relationship at any time with or without cause.

10. Miscellaneous.

(a)           Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Chief Financial Officer.

(b)           Entire Agreement; Modification.  This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  The Company may amend, suspend or terminate the Plan, this Agreement and the Award granted hereunder at any time; provided, however, that no such amendment, suspension or termination may materially impair any Award without the Participant’s written consent.

(c)           Fractional Shares.  If the shares under this Award become issuable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d)           Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e)   Successors and Assigns.  Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 6 hereof.

(f)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(g)           Data Protection Waiver.  The Participant understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Participant’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Participant’s employment and/or residence.  Information relating to the Participants participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(h)           Clawback.  This Award and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

[FORM NOTE:  ADD THE FOLLOWING AND CONSULT LOCAL COUNSEL FOR ADDITIONAL/REVISED PROVISIONS IN THE CASE OF GRANTS OUTSIDE THE U.S., AS WELL AS FOR ADVICE ON COMPLIANCE WITH LOCAL SECURITIES REGISTRATION REQUIREMENTS AND AGREEMENT TRANSLATION REQUIREMENTS.]

[11.           Additional Conditions.

(a)           In accepting the Award, the Participant acknowledges that: (i) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if RSUs have been granted repeatedly in the past; (ii) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company; (iii) the Participant is voluntarily participating in the Plan; (iv) the RSUs and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Participant’s employment contract, if any; (v) the RSUs and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (vi) the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (vii) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination, forfeiture or cancelation of the RSUs, or diminution in value of the shares of Common Stock acquired under the Plan, resulting from termination of the Participant’s employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (viii) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive the RSUs and any resulting shares under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) the Board shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Award; and (ix) the rights and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

(b)           Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock.  The Participant is advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

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